UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
December 16, 2014

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2014, Patrick J. Moty, Executive Vice President and Regional President of the Redding region of Bank of Commerce Holdings (the “Company”) and its wholly-owned subsidiary Redding Bank of Commerce announced that he would retire from the Company effective December 31, 2014.

In connection with Mr. Moty’s retirement, on December 16, 2014, the Company and Mr. Moty entered into a severance and release agreement (the “Separation Agreement”). The Separation Agreement provides the gross sum of One Million Twenty-three Thousand Dollars ($1,023,000), as consideration for non-competition and non-solicitation obligations to the Company and the non-revocation of a full release of all claims related to Mr. Moty’s employment with the Company within seven days of his execution thereof. This amount shall be subject to all applicable state and federal withholdings. The first Thirty-three Thousand Dollars ($33,000) will be paid upon the effective date of the Separation Agreement. The balance will be paid in the gross amounts (subject to federal and state withholdings) as follows: (i)  One Hundred Twenty-five Thousand Dollars ($125,000) will be paid on July 1, 2015; (ii) Two Thousand Five Hundred Dollars ($2,500) will be paid on July 15, 2015 and on the 15th day of each month thereafter through December 15, 2019; and (iii) Seven Hundred Thirty Thousand Dollars ($730,000) will be paid in 59 equal monthly installments of Twelve Thousand One Hundred Sixty-six Dollars and sixty-six cents ($12,166.66) on the 15th day of each month beginning January 15, 2020 and continuing, with the final payment of Twelve Thousand One Hundred Sixty-seven Dollars and six cents ($12,167.06) due and payable on December 15, 2024.

In addition, the Company agreed to accelerate the vesting of Mr. Moty’s outstanding options to purchase 36,000 shares of the Company’s common stock.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release in connection with Mr. Moty’s resignation, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filings or document.

 Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release dated December 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2014
/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President and Chief Financial Officer